Exhibit 10.1

FIRST AMENDMENT
TO
NUTANIX, INC. SECOND AMENDED AND RESTATED OUTSIDE DIRECTOR COMPENSATION POLICY

Adopted and approved March 30, 2022

The Nutanix, Inc. Second Amended and Restated Outside Director Compensation Policy, effective June 16, 2021 (the “Policy”), is hereby amended as follows:

1. Section 1 of the Policy is hereby amended by adding the following bullet point immediately following the third bullet point under “Committee Awards” with the first amount appearing under the column heading “Chair” and the second amount appearing under the column heading “Member”:

“● Security and Privacy	$15,000	$7,500”

2. Except as otherwise amended, the Policy is hereby confirmed in all other respects.

3. This First Amendment is effective as of March 30, 2022.